Exhibit 99

NEWS RELEASE


                        PRESS STATEMENT: BURKE V. LUDWIG

                             BY FLEET NATIONAL BANK


          The United States District Court for the District of Connecticut ruled today in the challenge brought by the State of Connecticut against the April merger of five of Fleet's national bank subsidiaries in Connecticut, Massachusetts and Rhode Island. The court ruled that the Comptroller of the Currency exceeded its authority in approving the merger.

          Despite  today's   ruling,   Fleet  continues  to  maintain  that  the
          interpretation of federal banking law by the Comptroller of the Currency is correct, and that the merger was properly structured, approved, and consummated. The merger of Fleet's national bank subsidiaries mirrored a virtually identical merger completed last year by BayBanks, Inc. under the same laws, without challenge. The court remanded the matter to the Comptroller of the Currency and the Banking Commissioner for further consideration, and Fleet is currently in discussion with both parties. Fleet intends to appeal the ruling of the District Court, and remains convinced that the Comptroller's interpretation of federal banking law will ultimately prevail.

          Today's ruling will have no effect on Fleet's banking operations or customer service in Connecticut, Massachusetts and Rhode Island.